Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Craig M. Bernfield and Steven J. Insoft and each of them as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-11 (Registration No. 333-185532), and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of December 28, 2012.

/s/ Craig M. Bernfield	/s/ Michael W. Dees
Craig M. Bernfield	Michael W. Dees

/s/ Steven J. Insoft	/s/ Alan E. Goldberg
Steven J. Insoft	Alan E. Goldberg

/s/ James Lyman	/s/ Robert D. Lindsay
James Lyman	Robert D. Lindsay

/s/ Donna O’Neill	/s/ J. Russell Triedman
Donna O’Neill	J. Russell Triedman